Exhibit 10.34

CONVERSION AGREEMENT

This Conversion Agreement, dated as of the date set forth below (this “Agreement”), by and between Ardent Mines Limited (the “Company”) and Tumlins Trade Inc. (“Tumlins Trade,” and together with the Company, collectively, the “Parties”).

Whereas, Tumlins Trade has loaned the Company an aggregate of Five Hundred Thousand Dollars ($500,000) in principle amount to the Company, which, through the date of this Agreement, have accrued interest in the amount of Fifteen Thousand One Hundred and Fifty-Four Dollars and Eleven Cents ($15,154.11) (the aggregate of all such principle and interest, collectively, the “Loans”);

Whereas, the Company has issued two Promissory Notes to Tumlins Trade Inc. in connection with the Loans, dated as of April 3, 2012 and November 14, 2012 which collectively have a value, including interest accrued thereon through the date of this Agreement, in the amount of Five Hundred and Fifteen Thousand One Hundred and Fifty-Four Dollars and Eleven Cents ($515,154.11) (the “Promissory Notes”);

Whereas, the Parties have determined that it is in their mutual best interest to convert any and all amounts due and owed pursuant to the Promissory Notes into shares of the Company’s common stock, at a conversion price equal to Fifty Percent (50%) of the Twenty (20) day average closing price of the Company’s common stock as of December 18, 2012;

Whereas, Fifty Percent (50%) of the Twenty (20) day average closing price of the Company’s common stock is equal to Two and One Half Cents ($0.025) as of December 18, 2012;

Whereas, Tumlins Trade and the Company desire to settle and release any and all obligations and liabilities due to Tumlins Trade by the Company for the agreed-upon amount of Five Hundred and Fifteen Thousand One Hundred and Fifty-Four Dollars and Eleven Cents ($515,154.11) (the “Loan Amount”) and conversion of such Loan Amount into Twenty Million Six Hundred and Six Thousand One Hundred and Sixty-Four (20,606,164) restricted shares of the Company’s common stock, par value $.00001 per share, pursuant to the terms and conditions of this Agreement (the “Conversion”); and

Whereas, in connection with the Conversion, the Company and Tumlins Trade desire to terminate the Promissory Notes;

NOW, THEREFORE, On the basis of the premises hereof and for good and valuable consideration, the adequacy of which is duly acknowledged as sufficient in all respects, the Company and Tumlins Trade hereby agree as follows:

1.      Tumlins Trade does hereby convert, settle and release any and all obligations accrued, due or payable to Tumlins Trade in consideration for the issuance to Tumlins Trade of an aggregate of Twenty Million Six Hundred and Six Thousand One Hundred and Sixty-Four

Conversion Agreement

(20,606,164) restricted shares of common stock of the Company (collectively, the “Shares”) whereby the Company shall issue a stock certificate to Tumlins Trade representing the Shares within ten (10) days of the date hereof, and all such Shares when issued shall be duly authorized, validly issued, fully paid and non-assessable.

2.      Upon execution hereof, Tumlins Trade and its past and present subsidiaries, officers, directors, partners, principals, employees, attorneys, insurers, agents, servants, consultants, and their respective representatives, successors, heirs, spouses, assigns, control persons and affiliates, hereby collectively release and forever discharge the Company and all past and present affiliates, subsidiaries, officers, directors, shareholders, partners, principals, employees, attorneys, insurers, agents, servants, consultants, and their respective representatives, successors, heirs, spouses, assigns, control persons and affiliates of any and all such persons (collectively, the “Company Released Parties”), from any and all fees, costs, expenses, claims, demands, obligations, losses, causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on the Promissory Notes, the Loans, or any other loan, advance, payment, claim, contract, tort, or basis of statutory or other legal or equitable theory of recovery, whether known or unknown, which Tumlins Trade has, had or claims to have against any or all of the Company Released Parties, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to the Promissory Note, the Loans and/or any other monetary consideration of any nature or kind, whether accrued or not or other reason or basis of any nature or kind whatsoever.

3.      Global Full Force & Effect.  Each party agrees that this Agreement is intended to be a global settlement and to cover any and all claims or possible or contingent claims, arising out of or related to any and all matters of any and all nature whatsoever in any and all jurisdictions worldwide, whether the same are known, unknown or hereafter discovered or ascertained.

4.      Termination of Agreements.  The parties hereto agree and confirm that, except for this Agreement, any and all other agreements, written or oral, including but not limited to the Promissory Notes, by and between the Company and Tumlins Trade, are hereby terminated and are of no further force and effect.  All parties hereto agree that none of the terms, conditions or obligations of the Promissory Notes, if any, have survived termination.  The parties expressly release each other from any and all continuing rights, duties and/or obligations under any of the Promissory Note and any and all other legal obligations, and Tumlins Trade shall make no further claim or demand for payment or performance any matters, including, without limitation, any interest or compensation even if otherwise allegedly entitled or otherwise within the terms of the Promissory Notes or any other agreement or arrangement or enforceable legal obligation of any nature or kind, except for performance of this Agreement with respect to issuance of the Shares.

5.      No Tumlins Trade Lawsuits against Company.  Tumlins Trade covenants and agrees that during the pendency of the period for completion of the issuance of Shares, which shall not exceed ten (10) business days from the date hereof, and at any and all times thereafter, except in the event of breach of this Agreement by the Company, Tumlins Trade shall not directly or indirectly, initiate, assign, maintain or prosecute, or in any way knowingly aid or assist in the

Conversion Agreement

initiation, maintenance or prosecution of any claim, demand or cause of action at law or otherwise, against the Company Released Parties or any for damages, loss or injury of any kind arising from, related to, or in any way connected to any activity with respect to which a release has been given pursuant to this Agreement.

6.      Representations of Tumlins Trade.

(a)    Tumlins Trade acknowledges and agrees that the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an available exemption from registration required under the Securities Act.

(b)   Tumlins Trade understands and acknowledges that the Shares have not been registered under the Securities Act and are being issued to Tumlins Trade in reliance upon the exemptions provided in Regulation S of the Securities Act and the Rules and Regulations adopted thereunder.  Accordingly, the Shares may not be offered or sold in the U.S. or to U.S. Persons (as such term is used in Regulation S) unless the Shares are registered under the Securities Act, or an exemption from the regulation requirements is available.  Furthermore, hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act.

(c)    Tumlins Trade understands that the Company is under no obligation to register the Shares under the Securities Act, or to assist Tumlins Trade in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.  Tumlins Trade understands that the Shares must be held indefinitely unless the Shares are registered under the Securities Act or an exemption from registration is available.  Tumlins Trade acknowledges that the officers of Tumlins Trade have been advised of the limitation of Rule 144 promulgated under the Securities Act (“Rule 144”), and that Tumlins Trade has been advised that Rule 144 permits resales only under certain circumstances which are currently not available with respect to the Shares.  Tumlins Trade understands that it will be unable to sell or trade any of the Shares without either registration under the Securities Act or the availability of exemption from registration.

(d)   Tumlins Trade acknowledges its understanding that the Conversion is intended to be exempt from registration under Rule 903 of Regulation S promulgated under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of Tumlins Trade made herein, nothing herein shall construe Tumlins Trade as a distributor acting on behalf of the Company with respect to further distribution of the Shares issued to Tumlins Trade.

(e)    Tumlins Trade expressly affirms and certifies the validity of the following acknowledgments, representations and warranties for the benefit of the Company with the intent that the same may be relied upon in determining the suitability of Tumlins Trade as a qualified Non-U.S. Person purchaser and transferee of Shares:

Conversion Agreement

(i)                 Tumlins Trade did not receive the offer for the Shares (the “Offer”), nor was Tumlins Trade solicited to purchase or acquire the Shares, in the United States; that any and all documents underlying the Conversion have not been executed or delivered by Tumlins Trade in the United States, and neither Tumlins Trade nor any Person acting on behalf of Tumlins Trade has engaged, directly or indirectly, in any negotiations with respect to the Offer or the closing of the Conversion in the United States;

(ii)               Tumlins Trade is not a U.S. Person (i.e., (i) not an individual resident in the U.S.; (ii) a partnership or corporation organized or incorporated in the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust of which any trustee is a U.S. Person; (v) a dealer holding an account for a customer; (vi) an agency or branch of a foreign entity located in the U.S.; or (vii) a partnership or corporation (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person;

(iii)             Tumlins Trade is not acquiring the Shares as a result of, or subsequent to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio in the U.S.; (ii) any promotional seminar or meeting in the U.S., or (iii) any solicitation by a Person not previously known to it in connection with investments in securities generally; and

(iv)             The Shares have not been registered under the Securities Act or under any state securities laws and that Tumlins Trade agrees to transfer its Shares in the U.S. or to, or for the account or benefit of, U.S. Persons only if (i) the Shares are duly registered under the Securities Act and all applicable state securities laws; or (ii) there is an exemption from registration under the Securities Act, including any exemption from the registration requirements of the Securities Act which may be available pursuant to Rule 903 or Rule 904 under Regulation S, and all applicable state securities laws; that prior to any such transfer the Company may require, as a condition affecting a transfer of the Shares, an opinion of counsel in form and substance satisfactory to the Company as to the registration or exemption therefrom under the Securities Act and applicable state securities laws; that the Company is under no obligation to register the Shares under the Securities Act or any applicable state securities laws on its behalf or to assist it in complying with any exemption from such registration;

(v)               The Shares will be acquired solely for the account of Tumlins Trade, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the Shares, provided, however, Tumlins Trade reserves the right to sell or transfer the Shares at Tumlins Trade’s discretion at any time if made in compliance with the requirements prescribed by applicable law.

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(vi)             Tumlins Trade agrees not to sell, pledge, transfer, dispose of, or otherwise deal with or engage in hedging transactions involving, its Shares or any portion thereof except as otherwise permitted herein, unless and until counsel for the Company shall have determined that the intended disposition or action is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

(vii)           Tumlins Trade’s jurisdiction of principal place of business and corporate domicile, as set forth on the signature page hereto is true and correct.

(viii)         Tumlins Trade is not the issuer of the Shares, or a distributor, dealer or an affiliate of the issuer, distributor or a dealer.  Tumlins Trade is not receiving a selling concession, fee or other remuneration in respect of the Shares received by Tumlins Trade.  Tumlins Trade undertakes and agrees that: (a) any offer or resale of the Shares within a one year restricted period shall be made solely outside of the United States in an offshore transaction on a designated offshore securities market as such term is defined in Rule 902(b) of Regulation S promulgated under the Securities Act; (b) No directed selling efforts shall be made in the United States by any issuer, an affiliate, or any person acting on their behalf; (c) the Company will send to Tumlins Trade a confirmation or other notice stating that the Shares may be offered and sold during the distribution compliance period only in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes); pursuant to registration of the Shares under the Act; or pursuant to an available exemption from the registration requirements of the Act.

(f)    Without the prior written consent of the Company, Tumlins Trade shall not under any circumstances solicit, offer, introduce or close any transaction involving the Shares with any U.S. Person (as such term is defined under Rule 902(k) of Regulation S promulgated under the Securities Act of 1933, as amended) with respect to any and all offerings and/or placements of Company common stock or other securities, unless the Shares are registered with the U.S. Securities & Exchange Commission or an exemption from such registration is available thereof.

(g)   Tumlins Trade agrees to fully comply with all applicable securities laws and not to trade at any time in any securities of the Company on the basis of material non-public information and will not disclose any confidential transactions involving the Company to any third parties, other than to authorized representatives of Tumlins Trade who shall be under strict instructions not to make any further disclosures to any other persons.

(h)   All representations, warranties and covenants contained in this undertaking shall survive the date hereof and remain in full force and effect without termination.

(i)     As a condition of the Conversion, Tumlins Trade agrees to execute and deliver such additional representations and warranties as are reasonably requested by the Company,

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including, supplemental Regulation S Representations if necessary, in order to assure compliance with all applicable securities laws.

7.      Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

If to the Company, to:

Ardent Mines Limited

100 Wall Street, 10th Floor

New York, NY 10005

Telephone No.: (778) 892-9490

Facsimile No.:

If to Tumlins Trade, to:

Tumlins Trade Inc.

C/O Tufinco Ltd

Usteristrasse 19

Ctl 8001 Zurich

Telephone No.:   41 43 210 2300

Facsimile No.:      41 43 210 2301

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the second business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

8.      Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof.

9.      Fees and Expenses.  Each party will pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Conversion Agreement

10.  Further Assurances.  At any time or from time to time after the date hereof, each of the parties hereto shall execute and deliver to the other such other documents and instruments, provide such materials and information and take such other actions as such other party may reasonably request to cause each of the parties hereto to fulfill their respective obligations under this Agreement.

11.  Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

12.  Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

13.  Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other person.

14.  No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by the parties hereto without the prior written consent of the other parties and any attempt to do so will be void ab initio.  Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

15.  Headings; Construction.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.  The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof.  Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

16.  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added

Conversion Agreement

automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

17.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of jurisdiction of the principal place of business operations of the Company at the address for notices above, without giving effect to any choice of law or conflict of law provision or rule (whether of such State or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than such State.

18.  Jurisdiction and Venue; Jury Trial Waiver.  All controversies arising out of or in connection with this Agreement shall be finally settled under the Rules of the International Center for Dispute Resolution by a single arbitrator appointed in accordance with said Rules. The place of arbitration shall be New York City, New York.  The arbitration shall be conducted in the English language by an attorney having not less than ten years of corporate legal experience.  The prevailing party in any such arbitration shall be awarded reimbursement of any and all fees, costs, expenses and disbursements incurred with respect to such arbitration.  In the event of any controversy regarding the enforceability of this arbitration provision, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts of law principles. The award of any such arbitration may be entered by any court of competent jurisdiction.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL ACTION, PROCEEDING, OR LITIGATION ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

19.  Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic (pdf) signatures, each of which shall be deemed to be an original.

[Signature Page Follows]

Conversion Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of this 21st day of December, 2012.

TUMLINS TRADE INC.

By:         /s/ WALTER SCHUMACHER

            Name:  Walter Schumacher

            Title:  Director

Jurisdiction of Incorporation:

ARDENT MINES LIMITED

By:        /s/ URMAS TURU

            Name:  Urmas Turu

            Title:  CEO